Exhibit 10.2
FIRST AMENDMENT TO AMENDED AND RESTATED
EMPLOYMENT AGREEMENT
This First Amendment to Amended and Restated Employment Agreement (this “Amendment”), is made as of March 22, 2022, among MEDIAALPHA, INC., a Delaware corporation (“Parent”), QUOTELAB, LLC, a Delaware limited liability company (the “Company”), and EUGENE NONKO (the “Executive”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Employment Agreement (as defined below).
RECITALS
    A.    WHEREAS, Parent, the Company and the Executive are parties to that certain Amended and Restated Employment Agreement, dated as of October 27, 2020 (the “Employment Agreement”); and
    B.    WHEREAS, the parties desire to amend certain provisions of the Employment Agreement, as more particularly set forth herein.
AGREEMENT
    In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:
1.    Amendment of Section 4(c). Section 4(c) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:
    “(c)    Annual Bonus. During the Term, commencing with 2022, in lieu of Executive’s participation in the Company’s annual cash incentive bonus plan (the “Incentive Plan”), the Executive shall be eligible to receive an annual award of performance-vesting restricted stock units with respect to Parent’s Class A common stock (the “PRSUs”). Such PRSU’s shall be granted under Parent’s 2020 Omnibus Incentive Plan as of the 15th day of a calendar month next occurring following the Committee’s approval of the terms of the Incentive Plan for such year, and shall be on substantially the following terms, together with such other terms as may be approved by the Committee:
(i)    The number of PRSUs to be granted to Executive each year shall be calculated by (A) multiplying Executive’s Target Bonus (as defined below) by the maximum payout approved by the Committee for such year under the Incentive Plan, and (B) dividing the resulting amount by the Average Share Price (as defined below).
(ii)    The vesting provisions of the PRSU shall reflect performance measures, weightings and targets that are substantially equivalent to those approved by the Committee for such year under the Incentive Plan, and the achievement of such performance targets shall be determined by the Committee in the same manner as with the Incentive Plan for such year.
(iii)    The number of PRSUs that shall vest shall be determined by dividing the dollar value determined to have been earned under such vesting terms by the Average Share Price, and any PRSUs not determined to have been so vested shall be forfeited. Such vested PRSUs shall be settled within sixty (60) days following such vesting determination by delivery of an equivalent number of shares of Parent’s Class A common stock. In the event the number of PRSUs to be vested pursuant to such

Exhibit 10.2
calculation is greater than the number of PRSUs granted, the Company shall grant an additional number of vested RSUs to Executive equal to such shortfall.
(iv)    As used herein, “Target Bonus” shall mean the annual target bonus opportunity approved by the Committee for the Executive for such year, and the “Average Share Price” shall mean the weighted-average closing price of Parent’s Class A common stock for the three-month period ended on the Friday preceding (A) the date of the Committee’s approval of the Incentive Plan terms (for the calculation of the number of PRSUs to be granted), or (B) the date of the Committee’s determination of the achievement under the Incentive Plan for the preceding year (for the calculation of the shares to be vested), as applicable.”
2.    Amendment and Ratification. Except as specifically amended hereby, all terms, conditions, covenants, representations, and warranties contained in the Employment Agreement shall remain in full force and effect and shall be binding upon the parties.

3.    Entire Agreement. The Employment Agreement (including the Schedules thereto), in each case as amended hereby, together with the Executive’s Confidential Information and Inventions Agreement, constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings between the parties with respect to the subject matter hereof and thereof.

4.    Governing Law. This Amendment and all disputes or controversies arising out of or relating to this Amendment or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

5.    Counterparts. This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

6.    Facsimile or .pdf Signature. This Amendment may be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.

[Signature page follows]

Exhibit 10.2
IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above.
MEDIAALPHA, INC.

By: /s/ Patrick R. Thompson
Name: Patrick R. Thompson
Title: Chief Financial Officer
QUOTELAB, LLC

By: /s/ Patrick R. Thompson
Name: Patrick R. Thompson
Title: Chief Financial Officer

EXECUTIVE
/s/ Eugene Nonko
    Eugene Nonko

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